Exhibit 99.1

YOUNIQUE, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2016

INDEPENDENT AUDITOR’S REPORT

To the members of

Younique, LLC

We have audited the accompanying consolidated financial statements of Younique, LLC and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of income and comprehensive income, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Younique, LLC and Subsidiaries as of December 31, 2016, and the consolidated results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Squire & Company, PC

Orem, Utah

March 20, 2017

YOUNIQUE, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2016

ASSETS

Current Assets:
Cash and cash equivalents	$41,575,602
Inventories, net	58,026,272
Prepaids and other current assets	7,550,261

Total current assets	107,152,135

Property and Equipment, net	8,832,369

Intangible Assets, net	756,231

Deposits	621,273

Total assets	$117,362,008

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Accounts payable	$7,643,397
Deferred revenue	8,915,390
Accrued expenses	26,032,713
Income taxes payable	242,334
Current portion of capital lease obligation	551,453

Total current liabilities	43,385,287

Capital Lease Obligation, net of current portion	650,199

Total liabilities	44,035,486

Commitments and Contingencies (see Note 12)

Members’ Equity	73,326,522

Total liabilities and members’ equity	$117,362,008

The accompanying notes are an integral part of these consolidated financial statements.

YOUNIQUE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

Year Ended December 31, 2016

Revenue, net	$395,881,049

Cost of Sales	130,045,665

Gross Profit	265,835,384

Operating Expenses:
Presenter incentives	87,349,881
Selling, general and administrative	65,472,896

Total operating expenses	152,822,777

Operating Income	113,012,607

Other Income (Expenses):
Foreign currency transaction losses	(6,981,295)
Gain on disposal of property and equipment	89,453
Interest expense	(273,547)

Total other expenses	(7,165,389)

Income before Income Taxes	105,847,218

Income Tax Expense	701,802

Net Income	105,145,416

Other Comprehensive Income:
Foreign currency translation adjustment	718,929

Comprehensive Income	$105,864,345

The accompanying notes are an integral part of these consolidated financial statements.

YOUNIQUE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

Year Ended December 31, 2016

	Undistributed Earnings
	Accumulated Earnings	Member Distributions	Undistributed Earnings	Member Contributions	Cumulative Translation Adjustment	Total Members’ Equity

Balance, January 1, 2016	$167,691,888	$(123,143,030)	$44,548,858	$1,638,582	$6,365	$46,193,805

Net income	105,145,416	-	105,145,416	-	-	105,145,416

Currency translation adjustment	-	-	-	-	718,929	718,929

Member units for services	-	-	-	49,613	-	49,613

Member distributions	-	(78,781,241)	(78,781,241)	-	-	(78,781,241)

Balance, December 31, 2016	$272,837,304	$(201,924,271)	$70,913,033	$1,688,195	$725,294	$73,326,522

The accompanying notes are an integral part of these consolidated financial statements.

YOUNIQUE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2016

Cash Flows from Operating Activities:
Net income	$105,145,416
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	2,039,553
Gain on disposal of property and equipment	(89,453)
Member units for services	49,613
Changes in operating assets and liabilities:
Inventories, net	(26,797,913)
Prepaids and other current assets	3,487,363
Other assets	48,428
Accounts payable	2,858,077
Accrued expenses	10,402,648
Income taxes payable	113,221
Deferred revenue	(1,335,889)

Total adjustments	(9,224,352)

Net cash provided by operating activities	95,921,064

Cash Flows from Investing Activities:
Purchase of intangible assets	(600,000)
Purchase of property and equipment	(6,532,237)

Net cash used by investing activities	(7,132,237)

Cash Flows from Financing Activities:
Payments on capital lease obligations	(522,406)
Member distributions	(78,781,241)

Net cash used by financing activities	(79,303,647)

Effect of Exchange Rates on Cash	720,654

Net Increase in Cash and Cash Equivalents	10,205,834

Cash and Cash Equivalents at Beginning of Year	31,369,768

Cash and Cash Equivalents at End of Year	$41,575,602

Supplemental Disclosure of Cash Flows Information:
Cash paid during the year for interest	$82,268
Cash paid during the year for income taxes	$232,199

The accompanying notes are an integral part of these consolidated financial statements.

YOUNIQUE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	The Company

These consolidated financial statements include the accounts of Younique, LLC (Younique USA) and the operating results of its wholly-owned subsidiaries: Younique International Holdings, LLC (which includes its wholly-owned subsidiaries as disclosed below), Younique DISC Corporation (DISC) and Younique Corporation (Belize). Younique USA and subsidiaries are collectively referred to as “the Company” in these consolidated financial statements.

Yonique USA markets skin and cosmetic products through a network of independent presenters. Younique USA also distributes product to its wholly-owned subsidiaries. Younique USA was organized as a Utah Limited Liability Company on July 13, 2012, with a 30 year duration, and has issued 9,000 class A and 81,000 class B units along with 22,500 profits interest units. Only class A units have voting rights.

Younique International Holdings, LLC is a holding company without operations of its own. The subsidiaries of Younique Holdings International, LLC include: YQ Products MEX, S. de R.L. de C.V. (Younique Mexico), Younique Products Coöperatief U.A. and Younique Products B.V. (collectively, Younique Europe), Younique Spain, S.L. (Younique Spain), and Younique Hong Kong Limited (Younique Hong Kong). These subsidiaries were created to facilitate sales of the Company’s products to independent presenters in their respective countries or regions of the world

DISC is a U.S. IC-DISC corporation created to promote U.S. exports.

Belize was created to facilitate presenter commission payments.

Note 2.	Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents also include amounts due from third-party financial institutions for credit and debit card transactions. Typically these amounts are settled within a few days and totaled $949,231 at December 31, 2016.

Inventories – Inventories consist primarily of merchandise purchased held for resale, and are stated at the lower of cost or market, using the first-in, first-out method. Obsolete or defective inventories are written off in a timely manner. Inventories determined to be excess or slow-moving are written down to lower of cost or market.

Prepaids and Other Current Assets – The Company has made payments for taxes, inventories, events, incentives, and other services that will be received, consumed or used in a future period.

YOUNIQUE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2.	Summary of Significant Accounting Policies (continued)

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These differences may be material. Some of the most significant estimates relate to depreciation and amortization of assets, inventory reserves, and deferred revenue.

Fair Value – The Company has concluded that the carrying amounts of cash and cash equivalents, accounts payable, and certain accrued expenses approximate their fair values due to their short-term nature. The recorded value of capital lease obligations approximate fair value as the interest rate approximates market interest rates.

Property and Equipment – Property and equipment are recorded at cost and depreciated using the straight line method over the following estimated useful lives:

Furniture and office equipment	3-7 years
Computer equipment and software	3-5 years
Automotive equipment	3 years
Machinery and equipment	5 years
Leasehold improvements	Life of the lease (1-5 years)

Expenditures for maintenance and repairs are expensed as incurred. Depreciation and amortization of property and equipment totaled $1,845,784 for the year ended December 31, 2016. Maintenance and repair costs are expensed as incurred.

Intangible Assets – Intangible assets consists of original program code used to develop and build the presenter sales and commission engine and formulas used in the Company’s products. Intangible assets are amortized over the expected useful life of the assets; between 5 and 10 years.

Impairment of Long-Lived Assets – Management reviews the carrying amount of long-lived assets for possible impairment by comparing the carrying value to the undiscounted estimated future cash flows of the related assets. If the sum of the undiscounted future cash flows is less than the carrying amount, the Company uses valuation methodologies to determine the fair value of the assets. Any necessary adjustment would reduce the assets to their fair value. The resulting loss is reported as a component of operating activities.

Deposits – Deposits have been made for various office and warehouse space, including the building lease.

YOUNIQUE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2.	Summary of Significant Accounting Policies (continued)

Foreign Currency Translation – A portion of the Company’s sales and operations occur outside the United States. Each subsidiary’s local currency is considered to be its functional currency. Since the Company reports its financial position and results of operations in U.S. dollars, it is necessary to translate each foreign subsidiary’s financial position and results of operations into U.S. dollars prior to consolidation. Each foreign subsidiary’s assets and liabilities are translated into U.S. dollars at exchange rates existing at the balance sheet date, revenues and expenses are translated at average exchange rates over the period, and equity is recorded at historical exchange rates.

The resulting currency translation adjustments are recorded as a separate component of comprehensive income. Transaction gains and losses are included in “other income (expense)” in the consolidated statement of income and comprehensive income.

Revenue Recognition – Revenue is recognized when products are delivered, which is when the risks and rewards of ownership have transferred to the presenter or customer. The Company classifies selling discounts and rebates as a reduction of revenue at the time a sale is recorded. Management evaluates product returns and records a reserve, if material, based on historical experience. The Company generally requires cash or credit card payment at the point of sale. Amounts collected and remitted from credit card companies are generally received within a few days of purchase. These amounts are included in cash and cash equivalents, and such amounts that are received prior to delivery of the related product to customers are recorded as deferred revenue.

Deferred revenue includes cash amounts transacted with presenters or customers prior to product delivery, and totaled $8,915,390 at December 31, 2016.

Shipping and handling fees charged to presenters or customers are included in revenue, and shipping and handling costs paid by the Company are included in cost of sales in these consolidated financial statements. Sales and other transaction related taxes are excluded from revenue.

Refunds and Product Warranty – Presenters or customers returning products, including defective products, within the first 14 days following purchase are eligible for a full refund. Presenters or customers returning products, including defective products, 15 – 30 days following purchase are eligible for an 80% refund. In addition, presenters or customers may exchange product that is in unused and resalable condition for like products. The Company has established accruals for its estimated refund and product warranty obligations (see Note 7).

Presenter Incentives – Presenter incentives include cash payments made under the Company’s global sales compensation plan. Presenters earn incentives by arranging or facilitating a sale of commissionable product, with the ability to earn additional incentives for reaching volume objectives and other achievements. Presenters are not required to recruit or sponsor others and the Company does not pay commissions solely for recruiting or sponsoring.

YOUNIQUE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2.	Summary of Significant Accounting Policies (continued)

The Company accrues presenter incentives expense at the time the underlying products are delivered. Presenter incentives paid on product that has been recorded as deferred revenue is recorded as a prepaid asset until the related revenue is earned (see Note 4).

Income Taxes – Younique USA is a non-taxpaying entity for U.S. federal and most state income tax purposes. However, Younique USA is subject to certain state taxes and fees which are recorded as income tax expense in these consolidated financial statements.

Younique International Holdings, LLC and Belize are not separate entities for income tax reporting purposes. Their accounts and transactions, if any, are included in the income tax return of their parent, Younique USA.

Younique Mexico, Younique Europe, Younique Spain and Younique Hong Kong utilize the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred taxes are provided based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax expense of benefit is the result of changes in deferred tax assets and liabilities. The above taxable entities recorded no significant deferred tax assets or liabilities at December 31, 2016.

The Company files income tax returns in the jurisdictions of the U.S., Mexico, Spain, Hong Kong, Netherlands and France. The income tax returns of the Company are subject to examination by taxing authorities generally for three to five years from the date they are filed.

The Company had no liabilities recorded for uncertain income tax positions and therefore had no accrued interest and penalties related to uncertain tax positions at December 31, 2016. Interest and penalties for uncertain income tax provisions, when applicable, would be recognized as a component of income tax expense.

Member Profit Interest Unit Based Compensation – The Company records equity compensation expense in the consolidated financial statements for member profit interest incentive units issued to employees and consultants based on the grant date fair value and an estimate of forfeitures derived from historical experience. Member profit interest unit based compensation expense is recognized on a straight-line bases over the vesting service period, which is typically four years from the date of issuance. All issued and outstanding profit interest units had vested at December 31, 2016.

Advertising – Advertising costs are expensed as incurred and totaled $102,875 for the year ended December 31, 2016.

Intercompany Accounts and Transactions – All significant intercompany accounts and transactions have been eliminated in these consolidated financial statements.

New Accounting Pronouncements Not Yet Adopted – In August 2016, the Financial Accounting Standards Board (“FASB”) updated accounting guidance on the following eight specific cash flow classification issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest

YOUNIQUE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2.	Summary of Significant Accounting Policies (continued)

rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. Current GAAP does not include specific guidance on these eight cash flow classification issues. These updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods therein, with early adoption permitted. The Company is currently assessing the impact these updates will have on its financial statements.

In March 2016 the FASB updated the accounting guidance related to stock compensation. This update simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The standard is effective for the Company for its annual period beginning January 1, 2018. The Company is evaluating the impact that this standard will have on its financial statements.

In February 2016, the FASB updated the accounting guidance related to leases as part of a joint project with the International Accounting Standards Board (“IASB”) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Under the new guidance, a lessee will be required to recognize assets and liabilities for capital and operating leases with lease terms of more than 12 months. Additionally, this update will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. The standard is effective for the Company for its annual period beginning January 1, 2020, and interim periods therein, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its financial statements.

In May 2014, in addition to several amendments issued during 2016, the FASB updated the accounting guidance related to revenue from contracts with customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle is that a company should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. The standard defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for the Company for its annual period beginning January 1, 2019, and interim periods therein, and shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is evaluating the potential impact of this adoption on its financial statements.

YOUNIQUE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2.	Summary of Significant Accounting Policies (continued)

The Company has reviewed all other recently issued, but not yet adopted, accounting standards, in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

Note 3.	Inventories, net

Inventories consist of the following as of December 31, 2016:

Raw materials	$1,445,691
Work in process	6,687,687
Finished goods	49,892,894

Inventories, net	$58,026,272

Inventories are shown net of an allowance for obsolete and slow moving inventory of $12,717,143 at December 31, 2016.

Note 4.	Prepaids and Other Current Assets

Prepaids and other current assets consist of the following as of December 31, 2016:

Prepaid inventories	$1,439,904
Prepaid events	561,174
Deferred presenter incentives	2,566,869
VAT and GST taxes receivable	1,363,182
Presenter gifts	443,982
Royalties receivable	133,224
Prepaid services and rent	1,041,926

Total prepaids and other current assets	$7,550,261

YOUNIQUE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5.	Property and Equipment

Property and equipment consist of the following as of December 31, 2016:

Furniture and office equipment	$3,443,343
Computer equipment and software	3,024,967
Automotive equipment	53,358
Machinery and equipment	2,656,842
Leasehold improvements	1,939,302
Construction in progress	269,117

Total property and equipment	11,386,929

Accumulated depreciation and amortization	(2,554,560)

Total property and equipment, net	$8,832,369

Included in machinery and equipment at December 31, 2016, is $1,374,934 held under a capital lease obligation, which is net of $543,579 of accumulated amortization (see Note 9).

Note 6.	Intangible Assets, net

Intangible assets consist of the following as of December 31, 2016:

Software source code	$350,000
Formulas	600,000

950,000

Less accumulated amortization	(193,769)

Intangible assets, net	$756,231

Future amortization expense is expected to be as follows:

Year Ending
December 31,

2017	$155,000
2018	155,000
2019	155,000
2020	155,000
2021	130,000
Thereafter	6,231

$756,231

YOUNIQUE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7.	Accrued Expenses

Accrued expenses consist of the following as of December 31, 2016:

Presenter incentives	$9,741,809
Sales tax	7,746,260
Payroll and related	3,085,353
Customs and duties	2,304,377
Related party payable (see Note 8)	58,811
Accrued fees	1,611,119
Refunds and product warranty	748,966
Other accrued expense	736,018

Total accrued expenses	$26,032,713

Note 8.	Related Party Transactions

The Company made discretionary charitable contributions to an affiliated Charitable Foundation (the Foundation), which was founded by a member of the Company, totaling $2,770,834 during the year ended December 31, 2016, which is recorded in selling, general, and administrative expense in these consolidated financial statements. Additionally, the Company facilitates presenter and customer donation payments to the Foundation through a collect and remit arrangement. During the year ended December 31, 2016, the Company remitted $621,870 on behalf of presenters and customers and had a liability of $58,811 due to the Foundation recorded in accrued expenses in the consolidated balance sheet (see Note 7).

Note 9.	Capital Lease Obligation

During 2015, the Company acquired equipment under a capital lease agreement with an interest rate of 5.4%. The obligation is collateralized by the related equipment and future minimum payments under the capital lease are as follows:

	Year Ending	Gross Lease
	December 31,	Payments

	2017	$603,049
	2018	603,049
	2019	68,474

Total minimum lease payments		1,274,572

Less amount representing interest		(72,920)
		1,201,652
Present value of net minimum lease payments

Current portion		(551,453)

		$650,199

YOUNIQUE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10.	Income Taxes

Income tax expense for the year ended December 31, 2016, consist of the following:

Current:
Foreign	$386,412
Federal	-
State	315,390

701,802
Deferred:
Foreign	-
Federal	-
State	-
-

$701,802

Note 11.	Concentrations

Cash Concentration – The Company primarily maintains its cash balances in financial institutions based in the United States that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 for each financial institution per entity. As of December 31, 2016, uninsured cash held in financial institutions totaled $30,575,884.

Note 12.	Commitments and Contingencies

Legal Proceedings – In the course of business the Company is subject to certain litigation, claims and assessment, including patent infringement claims. Management believes the ultimate resolution of outstanding legal matters will have no significant impact on the consolidated results of operations and or financial position of the Company.

Required Tax Distributions – The Company shall distribute to the Members an amount equal to 45% of the Company’s net taxable income that was allocated to each such Member by April 15th following the end of each fiscal year.

Employment and Consultant Agreements – The Company has entered into various agreements with certain key employees and consultants that are standard and customary in the industry. The agreements outline salary and compensation commitments as well as severance, bonuses, and other incentives that are contingent on future performance or events. Management believes these agreements will not have any material impact on the consolidated results of operations and or financial position of the Company.

YOUNIQUE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12.	Commitments and Contingencies (continued)

Operating Leases – The Company leases various office and warehouse facilities and equipment under non-cancelable operating leases, which expire between December 2019 and May 2026. Minimum future lease obligations at December 31, 2016, are as follows:

Year Ending
December 31,

2017	$3,329,544
2018	3,423,188
2019	3,519,667
2020	2,767,479
2021	2,853,959
Thereafter	13,725,277

$29,619,114

Total lease expense for the year ended December 31, 2016, totaled $3,117,734.

Note 13.	401(k) Retirement Plan

The Company has a defined contribution 401(k) retirement plan. The Company’s contributions to the plan are based on matching 100% of the first 3% and 50% of the next 2% of base compensation that a participant contributes to the plan. Employees may contribute a maximum of 60% of pretax annual compensation subject to the IRS limits. The Company contributed $805,888 to participant 401(k) accounts for the year ended December 31, 2016.

Note 14.	Subsequent Events

During January 2017, the Company commenced operations in Italy.

On February 1, 2017 (the Closing Date), Coty Inc., a Delaware corporation (Parent), completed the transactions contemplated by the Contribution Agreement, dated January 10, 2017 (the Contribution Agreement).

Pursuant to the Contribution Agreement, on the Closing Date, the Members contributed all of the issued and outstanding units of Younique USA to NewCo (the Contribution), in exchange for NewCo (i) paying approximately $600,000,000, subject to customary adjustments, to the Members (the Cash Consideration), and (ii) issuing membership interests in NewCo to the Members. As a result of the Contribution, Younique USA and subsidiaries are now a wholly-owned subsidiary of NewCo, with Parent and the Members owning 60% and 40%, respectively, of the issued and outstanding membership interests of NewCo.

Management has evaluated subsequent events through March 20, 2017, the date through which the consolidated financial statements were available to be issued.

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